FS Investment Corporation 8-K

 Exhibit 99.1

FS Investment Corporation Reports Second Quarter 2015 Financial Results

and Declares Regular Distribution for Third Quarter

PHILADELPHIA, PA, August 10, 2015 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended June 30, 2015, and declared its third quarter 2015 regular distribution.

Financial Highlights for the Quarter Ended June 30, 20151

•	Net investment income of $0.39 per share, up from $0.23 per share for the quarter ended June 30, 2014, driven primarily by increases in interest and fee income.
•	Adjusted net investment income of $0.35 per share, compared to $0.26 per share for the quarter ended June 30, 2014.[2]
•	Investments in portfolio companies totaled $609 million. Committed $495 million to direct originations, 88% of which were in senior secured debt (first and second lien senior secured loans and senior secured bonds).
•	Total net realized and unrealized loss on investments of $(0.17) per share, compared to gains of $0.04 per share for the quarter ended June 30, 2014.
•	Paid cash distributions to stockholders totaling $0.22275 per share.[3]
•	Net asset value of $9.89 per share, compared to $9.90 per share as of March 31, 2015.

Michael C. Forman, Chairman and Chief Executive Officer of FSIC, commented, “As one of the largest public BDCs, with the ability to co-invest alongside other Franklin Square BDCs, FSIC continues to provide customized credit solutions to the middle market companies that are driving the growth of the American economy. We at Franklin Square believe our experience, scale and partnership with GSO / Blackstone will continue to benefit FSIC investors.”

Declaration of Regular Distribution for Third Quarter 2015

FSIC’s board of directors has declared a regular cash distribution for the third quarter of $0.22275 per share, which will be paid on or about October 2, 2015 to stockholders of record as of the close of business on September 23, 2015.

Operating Results

	Three Months Ended
(all per share amounts are basic and diluted)[1]	June 30, 2015	March 31, 2015	June 30, 2014
Net investment income per share	$0.39	$0.21	$0.23
Adjusted net investment income per share[2]	$0.35	$0.23	$0.26
Total net realized and unrealized gain (loss) on investments per share	$(0.17)	$0.08	$0.04
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.21	$0.29	$0.27
Stockholder distributions per share[3]	$0.22275	$0.22275	$0.22275
Net asset value per share at period end	$9.89	$9.90	$10.28

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Portfolio Highlights

•	As of June 30, 2015, the fair value of investments was $4.0 billion.
•	Core investment strategies[4] represented 96% of the portfolio by fair value as of June 30, 2015, including 77% from direct originations and 19% from opportunistic investments. Broadly syndicated/other investments represented the remaining 4% of the portfolio by fair value as of June 30, 2015.
•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] as of June 30, 2015, was 10.4%, compared to 10.5% as of March 31, 2015.
•	One new investment was placed on non-accrual during the second quarter of 2015. As of June 30, 2015, the only investment on non-accrual represented 0.02% of FSIC’s total portfolio based on fair value.[6]

Total Portfolio Activity

Three Months Ended
(dollar amounts in thousands)	June 30, 2015
Purchases	$608,796
Sales and redemptions	(747,209)
Net portfolio activity	$(138,413)

As of June 30, 2015
Total fair value of investments	$4,007,381
Total assets	$4,358,345
Portfolio Data	As of June 30, 2015
Number of Portfolio Companies	110
Average Annual EBITDA of Portfolio Companies	$145,000
Weighted Average Purchase Price of Investments (as a % of par or stated value)	98.3%
% of Investments on Non-Accrual (based on fair value)[6]	0.0%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	46%
Senior Secured Loans — Second Lien	21%
Senior Secured Bonds	9%
Subordinated Debt	12%
Collateralized Securities	3%
Equity/Other	9%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	77%
Opportunistic	19%
Broadly Syndicated/Other	4%

Interest Rate Type (based on fair value)
% Variable Rate	66.4%
% Fixed Rate	24.1%
% Income Producing Equity/Other Investments	3.7%
% Non-Income Producing Equity/Other Investments	5.8%

Yields[5]
Gross Portfolio Yield Prior to Leverage (based on amortized cost)	9.9%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) — Excluding Non-Income Producing Assets	10.4%

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Direct Origination Activity

(dollar amounts in thousands)	Three Months Ended June 30, 2015
New Direct Originations
Total Commitments (including unfunded commitments)	$494,661
Exited Investments (including partial paydowns)	(623,554)
Net Direct Originations	$(128,893)
New Direct Originations by Asset Class (including unfunded commitments)
Senior Secured Loans — First Lien	64%
Senior Secured Loans — Second Lien	24%
Senior Secured Bonds	—
Subordinated Debt	4%
Collateralized Securities	—
Equity/Other	8%
Average New Direct Origination Commitment Amount	$29,098
Weighted Average Maturity for New Direct Originations	9/6/20
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	9.1%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	9.9%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	10.7%
Characteristics of All Direct Originations held in Portfolio	As of June 30, 2015
Direct Originations, at fair value	$3,072,576
Number of Portfolio Companies	59
Average Annual EBITDA of Portfolio Companies	$47,400
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.8	x
% of Investments on Non-Accrual	—
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations[5]	9.6%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations — Excluding Non-Income Producing Assets[5]	10.1%

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Balance Sheet Summary

(in thousands, except per share amounts)	As of	As of
Assets	June 30, 2015	December 31, 2014
Investments, at fair value	$4,007,381	$4,183,447
Cash	286,916	96,844
Receivable for investments sold and repaid	7,909	8,976
Interest receivable	40,108	51,814
Deferred financing costs	14,925	13,097
Prepaid expenses and other assets	1,106	708
Total assets	$4,358,345	$4,354,886

Liabilities
Payable for investments purchased	$995	$28,095
Credit facilities payable	32,624	188,827
Unsecured notes payable	1,000,000	725,000
Repurchase agreement payable	800,000	950,000
Stockholder distributions payable	53,838	17,885
Management fees payable	19,081	19,560
Accrued capital gains incentive fees	16,468	21,075
Subordinated income incentive fees payable	21,271	13,089
Administrative services expense payable	765	1,410
Interest payable	21,810	15,850
Directors’ fees payable	288	296
Deferred financing costs payable	—	473
Other accrued expenses and liabilities	1,662	6,340
Total liabilities	$1,968,802	$1,987,900

Stockholders’ Equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	$242	$241
Capital in excess of par value	2,266,517	2,258,548
Accumulated undistributed net realized gains on investments and gain/loss on foreign currency	11,972	33,758
Accumulated undistributed (distributions in excess of) net investment income	106,286	68,658
Net unrealized appreciation (depreciation) on investments and gain/loss on foreign currency	4,526	5,781
Total stockholders’ equity	$2,389,543	$2,366,986

Total liabilities and stockholders’ equity	$4,358,345	$4,354,886

Net asset value per share of common stock at year end	$9.89	$9.83

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended[1]
	June 30, 2015	March 31, 2015	June 30, 2014
GAAP net investment income per share	$0.39	$0.21	$0.23
Plus capital gains incentive fees per share	(0.03)	0.02	0.01
Plus excise taxes per share	—	—	—
Plus one-time expenses per share	—	—	0.02
Adjusted net investment income per share[2]	$0.35	$0.23	$0.26

1)	The per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (ii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC's normal course of business (referred to herein as one-time expenses). FSIC's one-time expenses for the three months ended June 30, 2014 were $5.6 million, related to expenses incurred in connection with the listing of its shares of common stock on the NYSE, which were partially offset by a reduction in FSIC's subordinated incentive fee on income due to the reduction in pre-incentive fee net investment income associated with the listing expenses. FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the amount of distributions per share of FSIC’s common stock declared by FSIC’s board of directors on April 29, 2015 and paid on July 2, 2015 to stockholders of record as of the close of business on June 24, 2015.

4)	See FSIC’s quarterly report on Form 10-Q for the three months ended June 30, 2015 for a description of FSIC’s investment strategies.

5)	Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date.

6)	Interest income is recorded on an accrual basis. Generally, investments are placed on non-accrual when the collection of future interest and principal payments is uncertain.

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Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, August 11, 2015, to discuss its second quarter 2015 results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 446-1671 and using the conference ID 40183674 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available beginning shortly after the end of the call for a period of 30 days following the call on the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be available prior to the call on the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of Franklin Square Capital Partners (“Franklin Square”), and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $81.3 billion in assets under management as of June 30, 2015, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. As of March 31, 2015, the firm managed approximately $15.7 billion in total assets, including $14.5 billion in BDC assets, making it the largest manager of BDCs. For more information, please visit www.franklinsquare.com.

Contact Information:

Franklin Square Media Team

media@franklinsquare.com

215-495-1174

Jim Ballan

Senior Vice President,

Investor Relations and Capital Markets

james.ballan@franklinsquare.com

267-439-4375

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2015, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2015, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2015 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

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Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances.  In addition, fees that may be incurred by an investor in a fund sponsored by Franklin Square may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

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